EXHIBIT 10.1

AGREEMENT TO SETTLE DEBT

For and in consideration of mutual benefits, detriments and the considerations contained herein, the adequacy of which is hereby acknowledged as full, complete and valuable consideration, the parties, International Hedge Group, Inc., (IHG) and Blackstar Enterprise Group, Inc., (BEGI), agree as follows:

1. Compromise and Settlement. IHG hereby agrees to compromise and settle the Principal Amount under the verbal working capital loan agreement of BEGI, a Delaware corporation, as of November 2016, in the amount of $400,000.00, by assignment, without recourse, of the MeshWorks Media Corp. Promissory Notes attached hereto together with all collateral agreements, as of the date written below and upon receipt and delivery of this Agreement, duly executed, and delivery of a promissory note for the difference from IHG to BEGI in the amount of $ 145,000.00 for BEGI return of principle of $100,000 and all of the accrued interest to date under the MeshWorks Media Corp. notes, payable in 12 month with interest of 1% per quarter on the last day of each quarter until paid..

2.       Release. IHG hereby releases, discharges, and hold harmless BEGI, Inc. (as well as its respective officers, directors, shareholders, managers, subsidiaries, members, partners, owners, principals, affiliates, divisions, subsidiaries, parents, contractors, attorneys, predecessors, successors, assigns, insurers, associates, agents, representatives, employers, and employees) from all actions, claims, damages, and liabilities (of any kind or nature, without regard to amount, known or unknown, accrued or unaccrued) arising from or relating to working capital loan in the amount of $ 400,000.00 from IHG to BEGI, referenced herein or the any other matters whatsoever in which liability may be asserted for any claim or cause of action except as performance is required as set forth in this Agreement.

3.       No Release for Breach of This Agreement. Nothing contained herein shall release any party hereto from any claims arising from or relating to a breach of this Agreement.

4. Consideration: The assignment is full and complete payment and consideration for the note to IHG referenced hereinabove, and this agreement shall be deemed self executing, and complete and fully performed by BEGI..

5.       Releases Valid Even if Additional or Different Facts. The Parties acknowledge they may discover facts which are additional to or different from those which they now know or believe to be true regarding the subject matter of this Agreement. Nonetheless, except as otherwise provided herein, it is the Parties' intent to fully and finally compromise and settle all claims which exist between them arising from or relating to the Promissory Note referenced herein or any other matter whatsoever, asserted or unasserted. To effectuate that intention, the release given herein shall remain a full and complete release, of any and all claims or causes of action, asserted or not, notwithstanding discovery of any additional or different facts, at any time hereafter.

6.       Headings. The headings contained in this Agreement are for convenience and reference purposes only, and shall not in any way be construed as effecting the meaning or interpretation of the text of this Agreement.

7.       Opportunity to Consult With Legal Counsel. The Parties acknowledge they have had a full and fair opportunity to consult with legal counsel of their own choosing throughout all negotiations which preceded the execution of this Agreement, and in connection with their execution of this Agreement.

8.       Modified Only in Writing. This Agreement may only be modified by express written agreement of the Parties.

9.       Severability. Every provision of this Agreement is intended to be severable. Accordingly, should any provision be declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such illegality, invalidity, or unenforceability shall not effect the remaining provisions, which shall remain fully valid, binding, and enforceable.

10.       No Drafting Party. No party shall be deemed the "drafting party" of this Agreement. Consequently, this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against any party hereto.

11.       Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

12.       Binding Agreement/Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, as well as their respective successors, representatives, and assigns.

13.       Authority/Capacity/Entities. Each person signing this Agreement represents and warrants that he or she has complete authority and legal capacity to enter into this Agreement.

Date: September 27, 2017

International Hedge Group, Inc.

By: /s/ John Noble Harris

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Officer: Pres / CEO

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Blackstar Enterprise Group, Inc.

By: /s/ Joseph E. Kurczodyna

_________________________________

Officer: CFO

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